Exhibit 4.7

UK Proceeding Supplemental Indenture

FOSSIL GROUP, INC.

THIRD SUPPLEMENTAL INDENTURE

Dated as of [•], 2025

To

INDENTURE

Dated as of November 8, 2021

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

This THIRD SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), by and between FOSSIL GROUP, INC., a Delaware corporation (the “Company”), FOSSIL (UK) GLOBAL SERVICES LTD., a company incorporated in England and Wales (the “Guarantor”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”), is made and entered into as of this [•] day of [•], 2025.

RECITALS

WHEREAS, the Company and the Trustee have heretofore executed and delivered an indenture, dated as of November 8, 2021 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of November 8, 2021, among the Company and Trustee (the “First Supplemental Indenture”) and the Second Supplemental Indenture, dated as of [•], 2025, among the Company, the Guarantor and the Trustee (the “Second Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), relating to the Company’s 7.00% Senior Notes due 2026 (the “Notes”);

WHEREAS, $150,000,000 aggregate principal amount of Notes are currently outstanding and constitute the only series of Securities that have been issued and that are existing under the Base Indenture;

WHEREAS, subject to certain exceptions, Section 9.02 of the Base Indenture provides, among other things, that the Company and the Trustee may amend or supplement the Base Indenture or the Securities of any one or more series with the consent (including consents obtained in connection with a purchase of, or a tender offer or exchange offer for, Securities) of the Holders of a majority in principal amount of the then outstanding Securities of each series affected by such amendment or supplement;

WHEREAS, the Company has (i) offered to exchange the Notes held by the Holders for either (a) 9.500% First-Out First Lien Senior Secured Notes due 2029 or (b) 7.500% Second-Out Second Lien Senior Secured Notes due 2029 and (ii) has solicited consents from Holders of the Notes to amend the Indenture, including pursuant to and in connection with a Registration Statement on Form S-4 filed with the Securities and Exchange Commission on September 9, 2025 (as may be amended or supplemented, the “Registration Statement”);

WHEREAS, the Company has received, and has delivered to the Trustee evidence of, the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding;

WHEREAS, the Company requests the Trustee to join it in the execution and delivery of this Supplemental Indenture, and, in accordance with Sections 9.06, 11.04 and 11.05 of the Base Indenture, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officer’s Certificate and an Opinion of Counsel relating to this Supplemental Indenture; and

WHEREAS, the Company has complied with all conditions precedent provided for in the Indenture relating to this Supplemental Indenture, and all requirements necessary to make this Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been met and performed, and the execution and delivery of this Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

AMENDMENTS TO INDENTURE AND NOTES

Section 1.01. Amendments to Indenture.

(a) Section 11.10 (Governing Law; Waiver of Jury Trial; Submission to Jurisdiction) of the Base Indenture is hereby amended and restated in its entirety:

Section 11.10. Governing Law; Submission to Jurisdiction.

This Indenture and the Securities, and any non-contractual obligations arising out of or in connection with them, shall be governed by, and construed in accordance with, the laws of England and Wales. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Indenture and the Securities (including a dispute relating to the existence, validity, or termination of this Indenture or the Securities or any non-contractual obligation arising out of or in connection with this Indenture or the Securities).

(b) Section 4.03 (Exchange Listing) of the First Supplemental Indenture is hereby deleted in its entirety from the Indenture and replaced with “[Intentionally Omitted],” and all references and definitions in the Indenture related solely thereto are deleted in their entirety.

(c) Section 6.04 (Governing Law) of the First Supplemental Indenture is hereby amended and restated in its entirety:

Section 6.04. Governing Law; Submission to Jurisdiction.

This Supplemental Indenture, the Indenture and the Notes, and any non-contractual obligations arising out of or in connection therefrom, shall be governed by, and construed in accordance with, the laws of England and Wales. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Supplemental Indenture, the Indenture and the Notes (including a dispute relating to the existence, validity, or termination of this Supplemental Indenture, the Indenture and the Notes or any non-contractual obligation arising out of or in connection with this Supplemental Indenture, the Indenture and the Notes).

(d) Section 4.04 (Governing Law) of the Second Supplemental Indenture is hereby amended and restated in its entirety:

Section 6.04. Governing Law; Submission to Jurisdiction.

This Supplemental Indenture, the Indenture and the Notes, and any non-contractual obligations arising out of or in connection therefrom, shall be governed by, and construed in accordance with, the laws of England and Wales. The courts of England and Wales shall have exclusive jurisdiction to settle any dispute arising out of or in connection with this Supplemental Indenture, the Indenture and the Notes (including a dispute relating to the existence, validity, or termination of this Supplemental Indenture, the Indenture and the Notes or any non-contractual obligation arising out of or in connection with this Supplemental Indenture, the Indenture and the Notes).

Section 1.02. Amendments to the Notes. Any of the terms or provisions present in the Notes that relate to any of the provisions of the Indenture as amended by this Supplemental Indenture shall also be deemed to be amended, mutatis mutandis, so as to be consistent with the amendments made by this Supplemental Indenture (collectively with the amendments described in Section 1.01, the “Proposed Amendments”).

ARTICLE II

WAIVERS

Section 2.01. Waiver of Defaults. As permitted by Section 6.04 of the Base Indenture, any and all existing Defaults and Events of Default, their consequences or the compliance with any provision of the Indenture (except (i) a Default or Event of Default in the payment of the principal of, or interest, if any, on the Notes or (ii) a Default or Event of Default in respect of any other provision that under Section 9.02 cannot be amended without the consent of each Holder affected), in each case relating to the covenants to be amended by the Proposed Amendments, which include any that may have resulted in connection with, or may result from the consummation of, the Transactions (as defined in the Registration Statement), are hereby irrevocably waived.

ARTICLE III

MISCELLANEOUS

Section 3.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

Section 3.02. Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.03. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.04. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THERETO (OTHER THAN N.Y. GENERAL OBLIGATIONS LAW § 5-1401). EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY

JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. PURSUANT TO ARTICLE 1 (AMENDMENTS TO INDENTURE AND NOTES) OF THIS SUPPLEMENTAL INDENTURE, UPON THIS SUPPLEMENTAL INDENTURE TAKING EFFECT, THIS SECTION 4.04 (GOVERNING LAW) OF THIS SUPPLEMENTAL INDENTURE SHALL BE AMENDED SO THAT THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF ENGLAND AND WALES AND THE COURTS OF ENGLAND HAVE EXCLUSIVE JURISDICTION TO SETTLE ANY DISPUTE ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE.

Section 3.05. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 3.06. Successors. All agreements of the Company and the Guarantor in this Supplemental Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 3.07. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 3.08. The Trustee. The Trustee accepts the amendments of the Indenture effected by this Supplemental Indenture and agrees to perform its duties under the Indenture as hereby amended, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining the rights and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define its rights and limit its liabilities and responsibilities in the performance of its duties under the Indenture as hereby amended. All of the provisions contained in the Indenture in respect of the rights, privileges, indemnities, immunities, powers, and duties of the Trustee shall be applicable in respect of this Supplemental Indenture as fully and with like force and effect as though fully set forth in full herein. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture, the Transactions, the consents of the Holders of the Notes, any document used in connection with the solicitation of consents or the Transactions, or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Trustee assumes no responsibility for the same.

Section 3.09. Effectiveness. The provisions of this Supplemental Indenture shall be effective upon execution and delivery of this instrument by the parties hereto.

Section 3.10. Headings. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 3.11. Severability. In case any provision in this Supplemental Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

COMPANY:

FOSSIL GROUP, INC.

By:
Name:
Title:

GUARANTOR:

FOSSIL (UK) GLOBAL SERVICES LTD.

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]

TRUSTEE:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

[Signature Page to Third Supplemental Indenture]